UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                 (Date of earliest event reported): May 19, 2003

                           ARIAD PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                        0-21696                        22-3106987
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
of Incorporation)                                            Identification No.)


                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
              (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (617) 494-0400



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ITEM 5.      OTHER EVENTS.

On May 19, 2003, ARIAD Pharmaceuticals, Inc. commenced the offering of 4,000,000 shares of its common stock, par value $0.001 per share, to two institutional investors at a purchase price of $2.50 per share, pursuant to the Prospectuses and Prospectus Supplements included in its Form S-3 shelf registration statements (Registration No. 333-63708 and Registration No. 333-76486) and a new Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Registration No. 333-105361) (collectively, the "Shelf Registration Statements"). Rodman & Renshaw, Inc. served as placement agent for the offering. Following the offering, ARIAD will have used all of the shares available for issuance under its Shelf Registration Statements.

On May 19, 2003, the Registrant publicly disseminated a Press Release announcing the commencement of the offering. The information contained in the Press Release dated May 19, 2003 is incorporated herein by reference and attached as Exhibit
99.1 hereto.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


             (c)     Exhibits.

               1.1 Letter Agreement, dated May 19, 2003, by and between ARIAD Pharmaceuticals, Inc. and Rodman & Renshaw, Inc., as placement agent.

               5.1  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                    P.C.

               23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                    P.C. (included in Exhibit 5.1)

               99.1 The Registrant's Press Release dated May 19, 2003.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           ARIAD PHARMACEUTICALS, INC.



                         By:   /s/ Edward M. Fitzgerald
                               ------------------------
                               Edward M. Fitzgerald
                               Senior Vice President and Chief Financial Officer


Date:      May 19, 2003



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                                  EXHIBIT INDEX

Exhibit
Number   Description                                      Sequential Page Number
-------  -----------                                      ----------------------
1.1      Letter Agreement, dated May 19, 2003, by and between ARIAD          4
         Pharmaceuticals, Inc. and Rodman & Renshaw, Inc., as placement agent.

5.1      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.      6

23.1     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.      6
         (included in Exhibit 5.1)

99.1     The Registrant's Press Release dated May 19, 2003.                  8



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